Exhibit 99.1

authID Signs $10 Million Agreement to Deliver Next Generation Authentication Security in India

DENVER, November 4, 2024 -- authID Inc. (Nasdaq: AUID), a leading provider of biometric identity verification and authentication solutions, today announced a $10 million, multi-year agreement with a next-generation AI company specializing in custom solutions for global multi-national companies to enable authentication for a range of industries in India.

The agreement represents a $10 million commitment over a three-year period, with a minimum of $3.33 million each year for licensing authID’s identity platform services.

authID will deliver unprecedented biometric authentication accuracy and a frictionless user experience to a variety of the partner’s customers across the banking, financial services, emergency services, and transportation industries among others, powering use cases for onboarding, daily login, account recovery, and high-value transactions.

authID will augment the partner’s existing solutions with their privacy-preserving next generation biometric identity verification and authentication, while complying with Indian privacy laws safeguarding user identities and other data. The Indian market’s sizable institutional and end-user base will highlight authID’s ability to not only deliver a best-in-class user experience but also demonstrate its 1:1B biometric identity verification accuracy. With over 1.4B citizens to authenticate in the Indian market, only authID’s accuracy can deliver the level of assurance and scale needed by every institution to always “know who’s behind the device” for each transaction.

“This partnership further demonstrates authID’s thought leadership and technical standing in the global markets, and we are incredibly excited to enter the Indian market where, over the next 10 years, the biometric authentication industry could see exponential growth in transaction volumes as the demand for secure, efficient digital identification continues to rise,” said Rhon Daguro, CEO of authID. “authID’s biometric identity platform delivers speed and accuracy while processing captured biometrics, and identifying users as legitimate or fraudulent, all within a market-leading 700 milliseconds. We look forward to working closely with our new partner to deliver the confidence that user onboarding and authentication are accurate and completed in record time.”

About authID

authID (Nasdaq: AUID) ensures enterprises “Know Who’s Behind the DeviceTM” for every customer or employee login and transaction through its easy-to-integrate, patented, biometric identity platform. authID quickly and accurately verifies a user’s identity and eliminates any assumption of ‘who’ is behind a device to prevent cybercriminals from compromising account openings or taking over accounts. Combining secure digital onboarding, and biometric authentication and account recovery, with a fast, accurate, user-friendly experience, authID delivers biometric identity processing in 700ms. Binding a biometric root of trust for each user to their account, authID stops fraud at onboarding, detects and stops deepfakes, eliminates password risks and costs, and provides the fastest, frictionless, and the more accurate user identity experience while preserving privacy demanded by today’s digital ecosystem. Contact us to discover how authID can help your organization secure your workforce or consumer applications against identity fraud, cyberattacks and account takeover.

Investor Relations Contacts

Gateway Group, Inc.

Cody Slach and Alex Thompson

1-949-574-3860

AUID@gateway-grp.com

Investor-Relations@authid.ai

Media Contacts

Walter Fowler

1-631-334-3864

wfowler@nexttechcomms.com

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future business strategy, plans and objectives of management for future operations of both authID Inc. and its customers and business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the successful implementation and ramp of the services to be provided under the new technology partner agreement and their adoption by the partner’s customers and their respective users; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the wars in Ukraine and the Middle East, inflationary pressures, changes in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2023 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.